Consent of Independent Certified Public Accountants


TSI Soccer Corporation
Durham, North Carolina

We hereby consent to the incorporation by reference in the following Registration Statements of dELiA*s Inc.:

      (i)   Form S-3 (Registration No. 333-43665),

      (ii)  Form S-8 (Registration No. 333-42135) and

      (iii) Form S-8 (Registration No. 333-22449)

of our report dated March 18, 1998, relating to the financial statements of TSI Soccer Corporation, included in the Annual Report on Form 10-K of dELiA*s Inc. for the year ended January 31, 1998.


High Point, North Carolina
April 30, 1998                                                  BDO Seidman, LLP